UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2025

FLAGSTAR FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-31565	06-1377322
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

102 Duffy Avenue,	Hicksville,	New York	11801
(Address of principal executive offices)
(516) 683-4100
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLG	New York Stock Exchange
Bifurcated Option Note Unit Securities SM	FLG PRU	New York Stock Exchange
Depositary Shares each representing a 1/40th interest in a share of Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock	FLG PRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 7.01	Regulation FD Disclosures

On August 26, 2025, Flagstar Financial, Inc. (the “Company”) issued a press release announcing that its Special Meeting of Shareholders will be held on October 15, 2025, via live virtual webcast only, with a record date of August 18, 2025. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Attached as Exhibit 99.1 is a press release issued by the Company on August 26, 2025 to announce the date of its Special Meeting of Shareholders.

Exhibit	Description of Exhibit
No.
99.1	Press release issued by the Company on August 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	August 26, 2025	FLAGSTAR FINANCIAL, INC.

/s/ Salvatore DiMartino
Salvatore DiMartino
Executive Vice President and Director of Investor Relations